UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2008

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WOODBRIDGE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 958-1800
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On June 27, 2008, Woodbridge Holdings Corporation (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Levitt and Sons, LLC (“Levitt and Sons”) and each of Levitt and Sons’ affiliates which filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code (collectively with Levitt and Sons, the “Debtors”) and the Joint Committee of Unsecured Creditors appointed in the Debtors’ Chapter 11 cases. As previously disclosed, the Debtors had asserted claims against the Company, including an entitlement to a portion of the federal income tax refund which the Company will receive as a result of Levitt and Sons’ losses in prior periods.
     Pursuant to the Settlement Agreement, among other things, (i) the Company has agreed to pay to the Debtors’ bankruptcy estates the sum of $12.5 million dollars plus accrued interest through the date of payment, (ii) the Company has agreed to waive and release substantially all of the claims it has against the Debtors, including its administrative expense claims through July 2008, and (iii) the Debtors (joined by the Joint Committee of Unsecured Creditors) have agreed to waive and release any claims they may have against the Company and its affiliates.
     The Settlement Agreement is subject to a number of conditions, including the approval of the Bankruptcy Court.
     The description of the Settlement Agreement contained herein is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, the Company’s press release, dated June 30, 2008, announcing the Company’s entry into the Settlement Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     Some of the statements contained or incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Some of the forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seek” or other similar expressions. Forward-looking statements are based largely on management’s expectations and involve inherent risks and uncertainties, including, without limitation: that the conditions to consummation of the Settlement Agreement will not be met; that the Settlement Agreement will not be approved by the Bankruptcy Court in the timeframe anticipated, or at all; and that, in the event the Settlement Agreement is approved by the Bankruptcy Court, the Bankruptcy Court’s approval of the Settlement Agreement will be appealed. Many of these risks and uncertainties are beyond the Company’s control, and the Company cautions that the foregoing risks and uncertainties are not exclusive. In addition to the risks and uncertainties set forth above, investors should also consider the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
99.1	Settlement Agreement, dated June 27, 2008, by and among Levitt and Sons, LLC and each of its affiliates who are jointly administered debtors in the Chapter 11 Case, the Joint Committee of Unsecured Creditors appointed in the Chapter 11 Case and Woodbridge Holdings Corporation

99.2	Press release, dated June 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODBRIDGE HOLDINGS CORPORATION
Date: July 2, 2008	By:	/s/ John K. Grelle
John K. Grelle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1
Settlement Agreement, dated June 27, 2008, by and among Levitt and Sons, LLC and each of its affiliates who are jointly administered debtors in the Chapter 11 Case, the Joint Committee of Unsecured Creditors appointed in the Chapter 11 Case and Woodbridge Holdings Corporation

99.2	Press release, dated June 30, 2008

4